Exhibit 21.1

Name of Entity	Domestic State	Certificate of Assumed Name
ADI of the Southeast LLC	SC
AnTrev, LLC	NC
Arngar, Inc.	NC	Cadillac of South Charlotte
Autobahn, Inc.	CA	Autobahn Motors
Avalon Ford, Inc.	DE
Casa Ford of Houston, Inc.	TX
Cornerstone Acceptance Corporation	FL
FAA Auto Factory, Inc.	CA
FAA Beverly Hills, Inc.	CA	Beverly Hills BMW
FAA Capitol F, Inc.	CA
FAA Capitol N, Inc.	CA
FAA Concord H, Inc.	CA	Concord Honda
FAA Concord N, Inc.	CA
FAA Concord T, Inc.	CA	Concord Toyota Concord Scion
FAA Dublin N, Inc.	CA
FAA Dublin VWD, Inc.	CA
FAA Holding Corp.	CA
FAA Las Vegas H, Inc.	NV	Honda West
FAA Marin F, Inc.	CA
FAA Marin LR, Inc.	CA
FAA Poway G, Inc.	CA
FAA Poway H, Inc.	CA	Poway Honda
FAA Poway T, Inc.	CA
FAA San Bruno, Inc.	CA	Melody Toyota
Melody Scion
FAA Santa Monica V, Inc.	CA	Volvo of Santa Monica
FAA Serramonte H, Inc.	CA	Honda of Serramonte
FAA Serramonte L, Inc.	CA	Lexus of Serramonte
Lexus of Marin
FAA Serramonte, Inc.	CA	Serramonte Auto Plaza
Serramonte Nissan
Kia Serramonte

Name of Entity	Domestic State	Certificate of Assumed Name
FAA Stevens Creek, Inc.	CA	Stevens Creek Nissan
FAA Torrance CPJ, Inc.	CA	South Bay Chrysler Jeep Dodge
FirstAmerica Automotive, Inc.	DE
Fort Mill Ford, Inc.	SC
Fort Myers Collision Center, LLC	FL
Franciscan Motors, Inc.	CA	Acura of Serramonte
Frank Parra Autoplex, Inc.	TX
Frontier Oldsmobile-Cadillac, Inc.	NC
HMC Finance Alabama, Inc.	AL
Kramer Motors Incorporated	CA	Honda of Santa Monica
L Dealership Group, Inc.	TX
Marcus David Corporation	NC	Town and Country Toyota
Town and Country Toyota Certified Used Cars
Town and Country Toyota-Scion
Massey Cadillac, Inc. (TN-MI)	TN
Massey Cadillac, Inc. (TX)	TX
Mountain States Motors Co., Inc.	CO
Ontario L, LLC	CA	Crown Lexus
Philpott Motors, Ltd.	TX	Philpott Ford
Philpott Toyota
Philpott Motors Hyundai
Royal Motor Company, Inc.	AL
Santa Clara Imported Cars, Inc.	CA	Honda of Stevens Creek
SRM Assurance, Ltd.	Cayman Islands
Stevens Creek Cadillac, Inc.	CA	St. Claire Cadillac
Town and Country Ford, Incorporated	NC
Village Imported Cars, Inc.	MD
Windward, Inc.	HI	Honda of Hayward
Z Management, Inc.	CO
SAI AL HC1, Inc.	AL
SAI AL HC2, Inc.	AL	Tom Williams Collision Center
SAI Ann Arbor Imports, LLC,	MI	Mercedes-Benz of Ann Arbor
BMW of Ann Arbor

Name of Entity	Domestic State	Certificate of Assumed Name
SAI Atlanta B, LLC	GA	Global Imports BMW
Global Imports MINI
SAI Broken Arrow C, LLC	OK	Speedway Chevrolet
SAI Charlotte M, LLC	NC
SAI Clearwater T, LLC	FL	Clearwater Toyota
Clearwater Scion
SAI Columbus Motors, LLC	OH	Hatfield Hyundai
Hatfield Subaru
SAI Columbus T, LLC,	OH	Toyota West
Hatfield Automall
Scion West
SAI Columbus VWK, LLC	OH	Hatfield Kia
Hatfield Volkswagen
SAI FL HC1, Inc.	FL
SAI FL HC2, Inc.	FL
SAI FL HC3, Inc.	FL
SAI FL HC4, Inc.	FL
SAI FL HC5, Inc.	FL
SAI FL HC6, Inc.	FL
SAI FL HC7, Inc.	FL
SAI Fort Myers B, LLC	FL	BMW of Fort Myers
MINI of Fort Myers
SAI Fort Myers H, LLC	FL	Honda of Fort Myers
SAI Fort Myers M, LLC	FL	Mercedes-Benz of Fort Myers
SAI Fort Myers VW, LLC	FL	Volkswagen of Fort Myers
SAI GA HC1, LP	GA
SAI Georgia, LLC	GA
SAI Irondale Imports, LLC	AL	Tom Williams Imports (BMW)
Tom Williams Audi
Tom Williams Porsche
Land Rover Birmingham
MINI of Birmingham
SAI Irondale L, LLC	AL	Tom Williams Lexus
SAI Lansing CH, LLC	MI
SAI Long Beach B, Inc.	CA	Long Beach BMW
Long Beach MINI
SAI MD HC1, Inc.	MD

Name of Entity	Domestic State	Certificate of Assumed Name
SAI Monrovia B, Inc.	CA	BMW of Monrovia
MINI of Monrovia
SAI Montgomery B, LLC	AL	BMW of Montgomery
SAI Montgomery BCH, LLC	AL	Classic Buick GMC Cadillac
SAI Montgomery CH, LLC	AL	Capitol Chevrolet
Capitol Hyundai
SAI Nashville CSH, LLC	TN	Crest Saab
Crest Cadillac
SAI Nashville H, LLC	TN	Crest Honda
SAI Nashville M, LLC	TN	Mercedes-Benz of Nashville
SAI Nashville Motors, LLC	TN	Audi Nashville
Jaguar Nashville
Porsche of Nashville
SAI NC HC2, Inc.	NC
SAI OH HC1, Inc.	OH
SAI OK HC1, Inc.	OK
SAI Oklahoma City C, LLC	OK
SAI Oklahoma City H, LLC	OK	Steve Bailey Honda
Steve Bailey Pre-Owned Super Center
SAI Oklahoma City T, LLC	OK	Dub Richardson Toyota
Dub Richardson Scion
SAI Orlando CS, LLC	FL	Massey Cadillac [North]
Massey Saab of Orlando
SAI Peachtree, LLC	GA
SAI Plymouth C, LLC	MI
SAI Riverside C, LLC	OK	Riverside Chevrolet
SAI Rockville Imports, LLC	MD	Rockville Audi
Porsche of Rockville
Rockville Porsche-Audi
SAI Rockville L, LLC	MD	Lexus of Rockville
SAI Santa Clara K, Inc.	CA	Kia of Stevens Creek
SAI Stone Mountain T, LLC	GA
SAI TN HC1, LLC	TN
SAI TN HC2, LLC	TN
SAI TN HC3, LLC	TN
SAI Tulsa N, LLC	OK

Name of Entity	Domestic State	Certificate of Assumed Name
SAI Tulsa T, LLC	OK	Riverside Toyota
Riverside Scion
SAI VA HC1, Inc.	VA
Sonic Automotive-1495 Automall Drive, Columbus, Inc.	OH
Sonic Automotive — 1720 Mason Ave., DB, Inc.	FL
Sonic Automotive — 1720 Mason Ave., DB, LLC	FL	Mercedes-Benz of Daytona Beach
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC
Sonic Automotive — 2490 South Lee Highway, LLC	TN
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC	Century BMW
Century MINI
Sonic Automotive — 3401 N. Main, TX, LP	TX	Ron Craft Chevrolet Cadillac
Baytown Auto Collision Center
Sonic Automotive-3700 West Broad Street, Columbus, Inc.	OH
Sonic Automotive-4000 West Broad Street, Columbus, Inc.	OH
Sonic Automotive — 4701 I-10 East, TX, LP	TX	Baytown Ford
Sonic Automotive — 5221 I-10 East, TX, LP	TX
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	GA	Dyer and Dyer Volvo
Sonic Automotive — 6008 N. Dale Mabry, FL, Inc.	FL
Sonic Automotive — 9103 E. Independence, NC, LLC	NC	Infiniti of Charlotte
Sonic Automotive F&I, LLC	NV
Sonic Automotive of Chattanooga, LLC	TN	BMW of Chattanooga
Sonic Automotive of Nashville, LLC	TN	BMW of Nashville
MINI of Nashville
Sonic Automotive Body Shop
Sonic Automotive of Nevada, Inc.	NV
Sonic Automotive of Texas, LP	TX	Lone Star Ford
Sonic Automotive Support, LLC	NV
Sonic Automotive West, LLC	NV
Sonic 2185 Chapman Rd., Chattanooga, LLC	TN	Economy Honda Superstore
Sonic Advantage PA, LP	TX	Performance Auto Leasing
Audi West Houston
Porsche of West Houston
Momentum Luxury Cars
Sonic Agency, Inc.	MI
Sonic — Buena Park H, Inc.	CA	Buena Park Honda

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic — Cadillac D, LP	TX	Massey Cadillac
Sonic — Calabasas A, Inc.	CA	Acura 101 West
Sonic Calabasas M, Inc.	CA	Mercedes-Benz of Calabasas
Sonic — Calabasas V, Inc.	CA
Sonic — Camp Ford, LP	TX
Sonic — Capitol Cadillac, Inc.	MI	Capitol Cadillac
Sonic — Capitol Imports, Inc.	SC	Capitol Imports
Capitol Hyundai
Sonic — Carrollton V, LP	TX
Sonic — Carson F, Inc.	CA
Sonic — Carson LM, Inc.	CA
Sonic — Chattanooga D East, LLC	TN
Sonic — Clear Lake N, LP	TX
Sonic — Clear Lake Volkswagen, LP	TX	Clear Lake Volkswagen
Sonic Coast Cadillac, Inc.	CA
Sonic — Denver T, Inc.	CO	Mountain States Toyota
Mountain States Toyota and Scion
Sonic — Denver Volkswagen, Inc.	CO
Sonic Development, LLC	NC
Sonic Divisional Operations, LLC	NV
Sonic — Downey Cadillac, Inc.	CA
Sonic — Englewood M, Inc.	CO
Sonic eStore, Inc.	NC
Sonic FFC 1, Inc.	DE
Sonic FFC 2, Inc.	DE
Sonic FFC 3, Inc.	DE
Sonic — Fort Mill Chrysler Jeep, Inc.	SC
Sonic — Fort Mill Dodge, Inc.	SC
Sonic — Fort Worth T, LP	TX	Toyota of Fort Worth
Scion of Fort Worth
Sonic — Frank Parra Autoplex, LP	TX
Sonic Fremont, Inc.	CA

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic — Harbor City H, Inc.	CA	Carson Honda
Sonic Houston JLR, LP	TX	Jaguar Houston North
Land Rover Houston North
Sonic Houston LR, LP	TX	Land Rover Houston Central
Jaguar Houston Central
Sonic — Houston V, LP	TX	Volvo of Houston
Sonic — Integrity Dodge LV, LLC	NV
Sonic — Jersey Village Volkswagen, LP	TX	Momentum Volkswagen of Jersey Village
Sonic — Lake Norman Chrysler Jeep, LLC	NC
Sonic — Las Vegas C East, LLC	NV
Sonic — Las Vegas C West, LLC	NV	Cadillac of Las Vegas
Sonic — Lloyd Nissan, Inc.	FL
Sonic — Lloyd Pontiac — Cadillac, Inc.	FL
Sonic — Lone Tree Cadillac, Inc.	CO	Don Massey Cadillac
Don Massey Collision Center
Sonic — LS Chevrolet, LP	TX	Lone Star Chevrolet
Sonic — LS, LLC	DE
Sonic — Lute Riley, LP	TX	Lute Riley Honda
Sonic — Manhattan Fairfax, Inc.	VA	BMW of Fairfax
Sonic — Massey Cadillac, LP	TX
Sonic — Massey Chevrolet, Inc.	CA
Sonic — Massey Pontiac Buick GMC, Inc.	CO
Sonic — Mesquite Hyundai, LP	TX
Sonic Momentum B, LP	TX	Momentum BMW
Momentum MINI
Momentum Collision Center
Sonic Momentum JVP, LP	TX	Land Rover Southwest Houston
Jaguar Southwest Houston
Momentum Volvo
Momentum Porsche
Sonic Momentum VWA, LP	TX	Momentum Volkswagen
Momentum Audi
Sonic — Newsome Chevrolet World, Inc.	SC	Capitol Chevrolet
Sonic — Newsome of Florence, Inc.	SC	Capitol Chevrolet of Florence
Capitol Imports of Florence
Capitol Automotive of Florence
Imports of Florence (BMW)

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic — North Charleston Dodge, Inc.	SC
Sonic — North Charleston, Inc.	SC
Sonic of Texas, Inc.	TX
Sonic Okemos Imports, Inc.	MI
Sonic Peachtree Industrial Blvd., LP	GA
Sonic — Plymouth Cadillac, Inc.	MI	Don Massey Cadillac
Sonic — Reading, LP	TX
Sonic Resources, Inc.	NV
Sonic — Richardson F, LP	TX	North Central Ford
Sonic-Riverside Auto Factory, Inc.	OK
Sonic — Sam White Nissan, LP	TX
Sonic — Sanford Cadillac, Inc.	FL
Sonic Santa Monica M, Inc.	CA	W.I. Simonson
Sonic Santa Monica S, Inc.	CA
Sonic — Saturn of Silicon Valley, Inc.	CA
Sonic Serramonte I, Inc.	CA
Sonic — Shottenkirk, Inc.	FL	Pensacola Honda
Sonic — South Cadillac, Inc.	FL
Sonic — Stevens Creek B, Inc.	CA	Stevens Creek BMW
Sonic — Stone Mountain T, LP	GA	Stone Mountain Toyota
Stone Mountain Scion
Sonic Tysons Corner H, Inc.	VA	Honda of Tysons Corner
Sonic Tysons Corner Infiniti, Inc.	VA	Infiniti of Tysons Corner
Sonic — University Park A, LP	TX
Sonic-Volvo LV, LLC	NV	Volvo of Las Vegas
Sonic Walnut Creek M, Inc.	CA	Mercedes-Benz of Walnut Creek
Sonic — West Covina T, Inc.	CA
Sonic — Williams Cadillac, Inc.	AL
Sonic Wilshire Cadillac, Inc.	CA
SRE Alabama — 2, LLC	AL

Name of Entity	Domestic State	Certificate of Assumed Name
SRE Alabama — 3, LLC	AL
SRE Alabama — 4, LLC	AL
SRE Alabama — 5, LLC	AL
SRealEstate Arizona — 1, LLC	AZ
SRealEstate Arizona — 2, LLC	AZ
SRealEstate Arizona — 3, LLC	AZ
SRealEstate Arizona — 4, LLC	AZ
SRealEstate Arizona — 5, LLC	AZ
SRealEstate Arizona — 6, LLC	AZ
SRealEstate Arizona — 7, LLC	AZ
SRE California — 1, LLC	CA
SRE California — 2, LLC	CA
SRE California — 3, LLC	CA
SRE California — 4, LLC	CA
SRE California — 5, LLC	CA
SRE California — 6, LLC	CA
SRE California — 7 SCB, LLC	CA
SRE California — 8 SCH, LLC	CA
SRE Colorado — 1, LLC	CO
SRE Colorado — 2, LLC	CO
SRE Colorado — 3, LLC	CO
SRE Florida — 1, LLC	FL
SRE Florida — 2, LLC	FL
SRE Florida — 3, LLC	FL
SRE Georgia — 1, LP	GA
SRE Georgia — 2, LP	GA
SRE Georgia — 3, LP	GA
SRE Holding, LLC	NC
SRE Maryland — 1, LLC	MD
SRE Maryland — 2, LLC	MD

Name of Entity	Domestic State	Certificate of Assumed Name
SRE Michigan — 3, LLC	MI
SRE Nevada — 1, LLC	NV
SRE Nevada — 2, LLC	NV
SRE Nevada — 3, LLC	NV
SRE Nevada — 4, LLC	NV
SRE Nevada — 5, LLC	NV
SRE North Carolina — 1, LLC	NC
SRE North Carolina — 2, LLC	NC
SRE North Carolina — 3, LLC	NC
SRE Oklahoma — 1, LLC	OK
SRE Oklahoma — 2, LLC	OK
SRE Oklahoma — 3, LLC	OK
SRE Oklahoma — 4, LLC	OK
SRE Oklahoma — 5, LLC	OK
SRE South Carolina — 2, LLC	SC
SRE South Carolina — 3, LLC	SC
SRE South Carolina — 4, LLC	SC
SRE Tennessee — 1, LLC	TN
SRE Tennessee — 2, LLC	TN
SRE Tennessee — 3, LLC	TN
SRE Tennessee — 4, LLC	TN
SRE Tennessee — 5, LLC	TN
SRE Tennessee — 6, LLC	TN
SRE Tennessee — 7, LLC	TN
SRE Tennessee — 8, LLC	TN
SRE Tennessee — 9, LLC	TN
SRE Texas — 1, LP	TX
SRE Texas — 2, LP	TX
SRE Texas — 3, LP	TX
SRE Texas — 4, LP	TX

Name of Entity	Domestic State	Certificate of Assumed Name
SRE Texas — 5, LP	TX
SRE Texas — 6, LP	TX
SRE Texas — 7, LP	TX
SRE Texas — 8, LP	TX
SRE Virginia — 1, LLC	VA
SRE Virginia — 2, LLC	VA